UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 18, 2006

eFunds Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-31951	39-1506286
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

Gainey Center II, Suite 300, 8501 North Scottsdale Road, Scottsdale, Arizona		85253
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	480.629.7700

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

2006 Annual Incentive Plan and 2006 Stock Incentive Plan

The Company’s stockholders approved the eFunds Corporation 2006 Annual Incentive Plan and the eFunds Corporation 2006 Stock Incentive Plan at the Company’s annual meeting of stockholders held on May 18, 2006. The principal terms and conditions of these Plans are described in the Company’s Proxy Statement, which was filed with the Securities and Exchange Commission on April 18, 2006 (the "Proxy Statement"), and that description is hereby incorporated by reference herein.

Restricted Stock Unit Grants and Issuances

Pursuant to the eFunds Corporation 2006 Stock Incentive Plan, the Company issued the following restricted stock unit awards to its executive officers and directors on May 18, 2006. Each award vests and will be converted into one share of common stock of the Company in three equal installments on February 19th in each of 2007, 2008 and 2009 if the holder continues to provide services to the Company through the applicable vesting date. The other terms and conditions of these awards are materially the same as those (other than the award granted to Mr. Walsh) set forth in the Company's standard form of restricted stock unit agreement, a copy of which was attached as Exhibit 10.2 the to Current Report on Form 8-K filed by the Company on February 22, 2006 (except that the awards made to the Company's independent directors do not allow for the withholding of shares to satisfy tax obligations incurred in connection with the settlement of those awards). The terms and conditions of Mr. Walsh's award are substantially the same as those set forth in the agreement, dated as of January 13, 2005, attached as Exhibit 10.4 to the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2005. Each of the executive officers of the Company named above is a party to a Change in Control Agreement that provides for changes to the scheduled vesting and exercisability provisions of their awards upon any change in control of the Company.

Name of Executive Officer and Number of Restricted Stock Units

Paul F. Walsh; 22,026
Tommy L. Andrews; 4,548
Steven F. Coleman; 4,548
Laura J. De Cespedes; 4,548
Kathleen Flanagan; 4,548
George W. Gresham; 4,548
Rahul Gupta; 5,055
Kay J. Nichols; 4,548
Gary L. Palmer; 3,963
Clyde L. Thomas; 5,055

The Company also awarded each of its independent directors 1,011 restricted stock units.

In addition, the Company awarded restricted units to the following directors in the following amounts pursuant to the conversion of their cash accounts under the Company’s Non-Employee Director Deferred Compensation Program. The mechanics of these conversions were more fully described in the Proxy Statement and thaat description is hereby incorporated by reference herein.

Name of Director and Number of Restricted Stock Units

Richard Lehmann; 3,088
Richard Almeida; 3,920

These restricted stock units will vest and be converted into shares upon the termination of the holder's service on the Board of Directors of the Company.

Transition Agreement with Larence Park

The Company has entered into a Transition Agreement, dated as of May 19, 2006 (the "Transaction Agreement"), with Larence Park. Pursuant to the Transition Agreement, Mr. Park will serve as the Company’s Transition Assistance Executive until June 30, 2006, at which point his further employment will be terminated. Following this termination, Mr. Park’s base salary will be continued for one year in exchange for his agreement not to compete with the Company or its affiliates nor solicit their employees during this period.

The Transition Agreement supersedes and replaces all prior severance agreements and arrangements between the Company and Mr. Park, including, without limitation, that certain Executive Transition Assistance Agreement and that certain Change of Control Agreement, each dated June 8, 2005.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

eFunds Corporation

May 24, 2006	By:	/s/ Paul F. Walsh

Name: Paul F. Walsh
Title: Chief Executive Officer